UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          May 28, 2026

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code:          (415) 899-1555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HNNA	The NASDAQ Stock Market LLC
4.875% Notes due 2026	HNNAZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.         Other Events.

On May 28, 2026, Hennessy Advisors, Inc. (the “Company”) delivered a notice of full redemption (the “Notice”) to the trustee of the Company’s outstanding 4.875% notes due 2026 (the “Notes”), pursuant to the indenture governing the terms of the Notes. The Notes are listed on The Nasdaq Stock Market and trade under the symbol “HNNAZ.”

As of the date of the Notice, the aggregate outstanding principal amount of the Notes is $40.25 million. The Notice calls for the redemption of the outstanding Notes (the “Redemption”) on June 30, 2026 (the “Redemption Date”) at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”).

 On the Redemption Date, the applicable Redemption Price will become due and payable in respect of the Notes and interest on the Notes will cease to accrue on and after the Redemption Date to the extent that the Company does not default in the payment of the applicable Redemption Price. Following the completion of the Redemption, no Notes will remain outstanding and the Notes will cease to be listed on The Nasdaq Stock Market.

The information contained in Item 8.01 of this Current Report on Form 8-K relating to the Redemption and the Notice are for informational purposes only and do not constitute an offer to buy or a solicitation of an offer to sell any Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Such information is not a notice of redemption with respect to the Notes, and any redemption will be or has been made in accordance with the terms of the indenture governing the Notes.

Forward-LookingStatements

This Current Report on Form 8-K contains “forward-looking statements” for which the Company claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. Forward‑looking statements relate to expectations and projections about future events based on currently available information. Forward‑looking statements are not a guarantee of future performance or results and are not necessarily accurate indications of the times at which, or means by which, such performance or results may be achieved. Forward‑looking statements are subject to risks, uncertainties, and assumptions, including those described in the sections entitled “Risk Factors” and elsewhere in the reports that the Company files with the Securities and Exchange Commission. Unforeseen developments could cause actual results to differ substantially from those expressed in, or suggested by, the forward‑looking statements. Company management does not assume responsibility for the accuracy or completeness of the forward-looking statements and undertakes no responsibility to update any such statement after the date of Current Report on Form 8-K to conform to actual results or to changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

May 28, 2026	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President